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                                                                     Exhibit 5.1


                                                              March 29, 2000


Synchronicity Software, Inc.
201 Forest Street
Marlboro, MA  01752

         RE:      Registration Statement on Form S-1
                  (File No. 333-30710)

Ladies and Gentlemen:


         This opinion relates to an aggregate of 4,025,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Synchronicity Software, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "Commission") on February 18, 2000, as amended by Amendment No. 1 to Form S-1 Registration Statement as filed with the Commission on March 29, 2000, (the "Registration Statement").


         The 4,025,000 shares of Common Stock covered by the Registration Statement consist of 3,500,000 shares being sold by the Company and an additional 525,000 shares subject to an over-allotment option granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") incorporated by reference in the Registration Statement. Such shares of Common Stock, together with any shares of Common Stock registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended (a "462(b) Registration Statement), are collectively referred to herein as the "Shares."

         Based upon such investigation as we have deemed necessary, we are of the opinion that when the Shares to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement or any 462(b) Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                                     Very truly yours,



                                                TESTA, HURWITZ & THIBEAULT, LLP